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Exhibit 10.10

                           OPTION ASSIGNMENT AGREEMENT


               This OPTION ASSIGNMENT AGREEMENT (the "agreement") is entered into on february 12, 2004, between and among single source electronic transactions, inc. ("SSET"), Single Source Financial Services Corporation ("ssfs"), CardReady International, Inc. ("CardReady") and MBBRAMAR, Inc. ("MBB"). SSET, SSFS, CardReady and MBB are each sometimes referred to herein as a "Party" or collectively as the "Parties."

         A. MBB owns shares of CardReady common stock (the "CardReady Shares") amounting to over 96% of CardReady's issued and outstanding common stock.

         B. CardReady, MBB and SSFS, the owner of 100% of SSET's common stock, were parties to a Letter of Intent dated November 29, 2001 (the "Original LOI"), under which SSFS was granted an option to purchase the CardReady Shares under certain circumstances (the "Option"). Subsequently, CardReady, MBB, and SSFS renegotiated the terms of the Original LOI, as reflected in a First Restated Letter of Intent dated April 29, 2002 ("First Restated LOI").

         C. On April 29, 2002, SSFS exercised the Option under the terms of the First Restated LOI; however, that purchase has not yet been consummated.

         D. In light of the passage of time since the exercise of the Option, the Parties now desire to (i) have SSFS cancel its previous exercise of the Option, (ii) have SSFS assign its rights and obligations under the First Restated LOI to SSET and (iii) agree that MBB and SSET shall renegotiate terms of the first restated LOI in such manner as they may determine, in their sole discretion.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1. Cancellation of Option Exercise. SSFS, CardReady and MBB hereby agree that SSFS's previous exercise of the Option is irrevocably cancelled.

2. Assignment of First Restated LOI. SSFS hereby irrevocably assigns to SSET all of its rights and obligations under the First Restated LOI, and SSET hereby accepts such assignment. MBB and CardReady hereby give their irrevocable consent to such assignment.

3. Agreement to Renegotiate. SSET, CardReady and MBB hereby agree to act in good faith to renegotiate the terms of the Option (as evidenced by the First Restated
LOI) in such manner as they may agree, in their sole discretion. Such renegotiation shall take into account the financial condition of SSET, as well as such other factors as SSET and/or MBB deem relevant at the time.

4. Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed to have been duly given for all purposes if personally delivered or sent by telecopy, overnight courier or certified mail (postage prepaid and return receipt requested) to the address of the recipient then known to the Party sending the notice. Any Party may from time to time notify the other Parties of the address to which any notice or other communication shall be made hereunder. A notice or other communication shall be deemed received (i) upon receipt, if personally delivered, (ii) on the first business day after dispatch, if sent by overnight courier, (iii) on the first business day after dispatch, if transmitted by telecopy and (iv) on the earlier of delivery (as evidenced by the signed return receipt) or three (3) days after mailing, if sent by certified mail.

5. Entire Agreement; Amendment. This Agreement contains the entire agreement of the Parties with respect to its subject matter and supersedes all prior negotiations, agreements and understandings, written or oral, with respect to such subject matter. The terms of this Agreement shall be waived or amended only by the written agreement of the Parties. No delay or omission of any Party in exercising any right or remedy hereunder shall constitute a waiver of such right or remedy, and no waiver as to any obligation shall operate as a continuing waiver or as a waiver of any subsequent breach.

6. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the conflicts of laws rules thereof. The Parties agree that the exclusive venue for resolution of any case or controversy arising out of or in connection with this Agreement shall be Los Angeles County, California.

7. Benefit. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective legal representatives, successors and permitted assigns; provided, however, that no Party shall assign any of its rights or duties hereunder without the prior written consent of the other Parties. This Agreement is not intended to confer upon any person or entity, other than the Parties, any rights or remedies hereunder.

8. Interpretation. Each Party intends that this Agreement be deemed and construed to have been jointly prepared by the Parties. As a result, the Parties agree that any uncertainty or ambiguity existing herein shall not be interpreted against any of them. The Parties also intend that the rights and remedies hereunder be cumulative, so that exercise of any one or more of such rights or remedies shall not preclude the later or concurrent exercise of any other rights or remedies.


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In witness whereof, the parties have duly authorized and executed this agreement as of the date first written above.

Single Source Electronic                         CardReady International, Inc.,
  Transactions, Inc.,
By its president,                                by its president,


/s/ Arnold F. Sock                               /s/ Jim Berland
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ARNOLD F. SOCK, President                        Jim Berland, President

Single Source Financial Services                 MBBRAMAR, Inc.,
   Corporation,
By its president,                                by its president,


/s/ Arnold F. Sock                               /s/ Sid Rosenblatt
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ARNOLD F. SOCK, President                        Sid Rosenblatt, President